EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Aventis and Vertex Pharmaceuticals Voluntarily Discontinue Phase IIb
Clinical Trials of Pralnacasan in Rheumatoid Arthritis

Phase II Activities Temporarily Suspended While Unexpected Toxicology Results Analyzed

Strasbourg, France and Cambridge MA, November 10, 2003 — Aventis and Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX) today announced voluntary discontinuation of Phase IIb clinical trials of pralnacasan, an oral interleukin-1 beta converting enzyme (ICE) inhibitor, in rheumatoid arthritis (RA).  This decision is based on results from an animal toxicology study that showed liver abnormalities after a nine-month exposure to pralnacasan at high doses. There have been no significant adverse events associated with liver toxicity in subjects and patients who participated in pralnacasan studies to date.

The decision was confirmed following a discussion with the Food and Drug Administration (FDA) that Aventis and Vertex had requested. During this discussion, the FDA supported the decision of Aventis and Vertex to discontinue present Phase IIb clinical trials in rheumatoid arthritis.

Also during this discussion, it was determined that two, shorter-term ongoing Phase I trials will continue as planned, as the FDA agreed with Aventis and Vertex that the toxicity findings based on longer-term regimens in animals did not imply safety concerns in the significantly shorter Phase I trials.

“This is an unexpected toxicology finding, and the prudent action is to discontinue the ongoing Phase II clinical studies, and fully evaluate the toxicology results before moving ahead,” said Frank Douglas, Executive Vice President of Drug Innovation & Approval and Member of the

Aventis Management Board.  “We are committed to working with Vertex to better understand and hopefully resolve this issue.”

“Pralnacasan is the subject of an extensive Phase II clinical program, reflecting the promise of oral ICE inhibitors as a breakthrough strategy to treat a range of inflammatory diseases.  Although we are disappointed with the results of the toxicology study, we support the decision to fully analyze the toxicology data, and we will work diligently with Aventis to evaluate the results to determine the appropriate path forward,” said Vicki Sato, President of Vertex.  “Both we and Aventis continue to believe that modulation of the ICE enzyme with an oral therapy holds the potential to change the way in which debilitating inflammatory diseases are treated.”

Non-clinical Toxicology Results

The purpose of toxicology studies is to help define potential target organ toxicity and to determine and confirm the therapeutic window for the safe dosing of investigational therapeutic agents in clinical trials and ultimately, clinical practice.  Today’s decision is based on the results from a 9-month animal toxicology study.

The findings observed in the 9-month toxicology study were not observed in prior toxicology studies conducted with pralnacasan, including 6-month studies in two different species.  Decisions on further clinical trials of pralnacasan will be made after the final analysis of the nine-month toxicology study and data from an ongoing 12-month toxicology study are available.

Phase IIb Rheumatoid Arthritis Clinical Trials

In July 2003, Vertex and Aventis announced the initiation of a Phase IIb randomized, placebo-controlled, double-blind, multi-center clinical trial to evaluate the safety and efficacy of pralnacasan in patients with RA.  During this study, patients were permitted to continue background methotrexate therapy, the industry standard treatment for rheumatoid arthritis, which also can induce liver toxicity.  Patients completing this trial were allowed to roll over to an extension trial where they were treated with pralnacasan or standard of care therapy.  The discontinued Phase IIb studies were to evaluate 340 patients treated with pralnacasan or placebo for 12 weeks.  Approximately 330 patients had been randomized prior to the decision to discontinue the study, and approximately 50 had completed treatment.

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About Rheumatoid Arthritis

Rheumatoid Arthritis is a progressive, systemic autoimmune disease characterized by the inflammation of the membrane lining in joints.  This inflammation causes a loss of joint shape and alignment, resulting in pain, stiffness and swelling, ultimately leading to joint destruction and disability.

About Aventis

Aventis is dedicated to treating and preventing disease by discovering and developing innovative prescription drugs and human vaccines.  In 2002, Aventis generated sales of €17.6 billion, invested € 3.1 billion in research and development and employed approximately 71,000 people in its core business. Aventis corporate headquarters are in Strasbourg, France.  For more information, please visit: www.aventis.com.

About Vertex Pharmaceuticals

Vertex Pharmaceuticals Incorporated is a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases.  The Company’s strategy is to commercialize its products both independently and in collaboration with major pharmaceutical partners.  Vertex’s product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer.  Vertex co-promotes the new HIV protease inhibitor Lexiva™ with GlaxoSmithKline.

Conference Call and Webcast:

Vertex Pharmaceuticals will host a conference call today, November 10, 2003 at 5:00 p.m. ET to review financial results and recent developments.  This call will be broadcast via the Internet at www.vrtx.com in the investor center.  To listen to the call on the telephone, dial (800) 374-0296 (U.S. and Canada) or (706) 634-2394 (International).

The call will be available for replay via telephone commencing November 10, 2003 at 8:00 p.m. ET running through 5:00 p.m. ET on November 21, 2003.  The replay phone number for the US and Canada is (800) 642-1687.  The international replay number is  (706) 645-9291 and the conference ID number is 3038616.  Following the live webcast, an archived version will be available on Vertex’s website until 4:00 p.m. ET on November 21, 2003.

Aventis Safe Harbor Statement

Statements in this news release containing projections or estimates of revenues, income, earnings per share, capital expenditures, capital structure, or other financial items; plans and objectives relating to future operations, products, or services; future economic performance; or assumptions underlying or relating to any such statements, are forward-looking statements subject to risks and uncertainties.  Actual results could differ materially depending on factors such as the timing and effects of regulatory actions, the results of clinical trials, the company’s relative success developing and gaining market acceptance for new products, the outcome of significant litigation, and the effectiveness of patent protection.  Additional information regarding risks and uncertainties is set forth in the current Annual Report on Form 20-F of Aventis on file with the Securities and Exchange Commission and in the current Annual Report -”Document de Référence”- on file with the “Commission des Opérations de Bourse” in France.

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Vertex Pharmaceuticals’ Safe Harbor Statement

This press release may contain forward-looking statements, including statements that Vertex or its partners expect to complete ongoing short-term pharmacology studies of pralnacasan, that the modulation of the ICE enzyme with an oral therapy holds the potential to change the way in which inflammatory diseases are treated, and that decisions on the further development of pralnacasan will be made following an evaluation of ongoing toxicology studies. While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex’s actual results to vary materially.  These risks and uncertainties include, among other things, the risk that i) ongoing trials may be discontinued for technical or commercial reasons, ii) ICE inhibition may not prove to be an effective therapy for reasons of toxicity, or for other technical or commercial reasons, (iii) clinical development of pralnacasan may not be initiated in psoriasis or other inflammatory diseases, and other risks listed under Risk Factors in Vertex’s form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

Lexiva™ is a registered trademark of the GlaxoSmithKline group of companies.

Vertex’s press releases are available at www.vrtx.com.

Aventis Contacts:

Kara Smith-Russell, DI&A Communications (908) 231-4490

Tricia Geoghegan, DI&A Communications (908) 231-4410

Vertex Contacts:

Lynne H. Brum, Vice President, Corporate Communications and Financial Planning, (617) 444-6614

Michael Partridge, Director, Corporate Communications, (617) 444-6108

Jaren Irene Madden, Media Relations Specialist, (617) 444-6750